Exhibit 10.2

Debenture 2026-«Debenture_No_»

THIS DEBENTURE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

AUTHID INC.

SENIOR SECURED DEBENTURE

Original Issue Date: October 6, 2026	Principal Amount $«Principal_Amount»
Maturity Date: February 28, 2027

FOR VALUE RECEIVED, authID Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of «Registration_Name» or its registered assigns (the “Holder”) the amount set out above as the Principal Amount when due, whether upon the Maturity Date (as defined below), acceleration, or otherwise (in each case in accordance with the terms hereof) until the same becomes due and payable, upon acceleration, conversion/exchange (as referenced below) or otherwise (in each case in accordance with the terms hereof). This Senior Secured Debenture (this “Debenture”) was issued pursuant to the Securities Purchase Agreement dated October 5, 2026 (the “Securities Purchase Agreement”) between the Company and the Holder. Certain capitalized terms used herein are defined in Section 16.

(1) GENERAL TERMS

(a) Maturity Date. The “Maturity Date” shall be the earlier of (i) February 28, 2027 and (ii) the closing of a Change of Control Transaction.

(b) Interest Rate and Payment of Interest. This Debenture shall not bear Interest.

(c) Conversion. Set forth in Section 3 below.

(d) Secured Obligations. The obligations of the Company under this Debenture are secured by a first-priority lien on all of the Company’s assets and property, whether now owned or hereafter acquired, including, without limitation, all cash, cash equivalents, accounts, inventory, equipment, general intangibles, intellectual property, and proceeds thereof, subject only to Permitted Liens (as defined in the Security Agreement). This Debenture and the obligations of the Company hereunder rank pari passu in seniority and right of repayment, and with respect to the priority of the liens securing such obligations, with the senior secured debentures issued by the Company pursuant to the securities purchase agreement dated April 29, 2026 as amended, supplemented or otherwise modified from time to time, and including any senior secured debentures issued, and any increase in principal amount effected, pursuant to the Backstop Commitment Agreement dated as of September 9, 2026, collectively (the “April 2026 Debentures”) and the other senior secured debentures issued by the Company pursuant to the Securities Purchase Agreement to the other Investors named therein (together with this Debenture (the “October 2026 Debentures”), and any payments or proceeds of Collateral shall be shared ratably among the holders of the October 2026 Debentures and the April 2026 Debentures based on the respective outstanding principal amounts thereof.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Company’s failure to pay to the Holder any amount of Principal within five (5) Business Days of the Maturity Date;

(ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) The Company or any subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $200,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable and such default is not cured within ten (10) Business Days;

(iv) The Common Stock shall cease to be quoted or listed for trading on the Primary Market for a period of five (5) consecutive Trading Days and such failure is not cured within ten (10) Trading Days after notice thereof;

(v) [RESERVED]

(vi) The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) through 2(a)(v) hereof) or any Transaction Document (as defined in Section 16) which is not cured within the time prescribed (or, if no cure period is prescribed, which is not cured within ten (10) Business Days after written notice thereof from the Holder to the Company).

(vii) The Company shall fail to maintain the Minimum Reserve (as defined in Section 3(i) below);

(viii) The Security Agreement and related documents shall for any reason fail or cease to create a separate valid and perfected and first priority Lien (ranking pari passu only with the Liens securing the April 2026 Debentures and the October 2026 Debentures) on the Collateral (as defined in the Security Agreement) in favor of Holder and such breach remains uncured for a period of three (3) Business Days;

(b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing, the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3) OPTIONAL CONVERSION.

(a) Optional Conversion. At any time until the Principal Amount plus any unpaid and accrued interest is paid in full, this Debenture shall be convertible at the option of the Holder, in whole or in part, at any time and from time to time into that number of Common Shares of the Company (“Conversion Shares”) as is determined in accordance with this Section.

(b) Change of Control Transaction. In the event of a Change of Control Transaction prior to the conversion or the repayment of this Debenture, at the closing of such Change of Control, the Holder may elect that either: (i) the Company will pay the holder of such Debenture an amount equal to the Principal Amount plus any unpaid and accrued interest or (ii) such Debenture will convert into that number of Conversion Shares as is determined in accordance with this Section.

(c) Notice of Conversion. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the Principal Amount to be converted and the date on which such conversion shall be effected (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that is two business days after such Notice of Conversion is deemed delivered hereunder.

(d) Partial Conversion. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount in an amount equal to the amount converted. The Company shall maintain records showing the Principal Amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion based on a discrepancy in the Principal Amount to be converted, or other invalidity of the Notice of Conversion. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted Principal Amount may be less than the amount stated on the face hereof.

(e) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.386, subject to adjustment herein pursuant to Section 3(g)(the “Conversion Price”).

(f) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the aggregate of the outstanding Principal Amount plus any unpaid and accrued interest, by (y) the Conversion Price. The Conversion Shares shall be duly authorized, validly issued, fully paid, and nonassessable upon issuance.

(ii) Surrender of Debenture. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire Principal Amount has been so converted in which case the Holder shall surrender this Debenture as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the Conversion Shares on the Share Delivery Date.

(iii) Delivery of Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a book entry statement representing the Conversion Shares. Provided, however, if Conversion Shares have been duly registered under an effective registration statement filed under the Securities Act, or if the Conversion Date is on or after the six month anniversary of the Original Issue Date and if the Conversion Shares or interest Shares shall be free of trading restrictions, the Company may deliver any Shares required to be delivered by the Company under this Section 3(b)(6) electronically through the Depository Trust Company, or another established clearing corporation performing similar functions.

(iv) Failure to Deliver Shares. If, in the case of any Notice of Conversion or Company Notice of Conversion, such Shares are not delivered to or as directed by the Holder by the Share Delivery Date (provided the Holder gave accurate delivery instructions), the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company any Shares issued to such Holder pursuant to the rescinded Conversion Notice but received by the Holder after such rescission.

(v) Fractional Shares. No fractional Shares or scrip representing fractional Shares shall be issued upon the conversion of this Debenture. As to any fraction of a Share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole Share.

(vi) Transfer Taxes and Expenses. The issuance of Conversion Shares shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax, or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(vii) Conversion Share Reserve. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares a reserve of shares equal to the number of Conversion Shares required for full conversion of the Principal Amount hereunder, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder.

(g) Certain Adjustments.

(i) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Shares, (ii) subdivides outstanding Shares into a larger number of Shares, (iii) combines (including by way of a reverse stock split) outstanding Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Shares, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) Calculations. All calculations under this Section 3(g) shall be made to the nearest 1/100th of a cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3(7), the number of Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Shares (excluding any treasury shares of the Company) issued and outstanding.

(iii) Notice to the Holder; Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 3(7), the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(h) NASDAQ Rules Ownership Limitations Notwithstanding anything in the Debenture to the contrary, in no event shall the Holder be entitled to convert a Principal Amount (or portions thereof) in excess of the Principal Amount (or portions thereof) upon conversion of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of Conversion Shares issuable upon conversion of the Principal Amount (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% or 9.99% of the outstanding shares of Common Stock, nor more than 19.99% of the outstanding shares of Common Stock without stockholder consent in accordance with Nasdaq Rules. For purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. Notwithstanding anything herein to the contrary, the Company shall not issue any Conversion Shares, and the Holder shall not have the right to convert any portion of this Debenture, to the extent that, after giving effect to such issuance, the aggregate number of shares of Common Stock issued upon conversion of the October 2026 Debentures, together with any other shares of Common Stock required to be aggregated therewith under the rules of the Nasdaq Stock Market, would exceed the number of shares of Common Stock that the Company may issue without stockholder approval under Nasdaq Listing Rule 5635, unless and until such stockholder approval has been obtained; and the Company shall use its commercially reasonable efforts to obtain such stockholder approval if and to the extent required.

(i) Share Reservation. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a reserve of shares equal to the number of shares required for full exercise of the securities offered under the Securities Purchase Agreement, , free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (the “Minimum Reserve”). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable. The Company shall take commercially reasonable steps to authorize additional shares upon reasonable request.

(4) REISSUANCE OF THIS DEBENTURE.

(a) Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 4(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 4(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

(b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 4(d)) representing the outstanding Principal.

(c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 4(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 4(a) or Section 4(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(5) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email (provided confirmation of transmission is electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email for such communications shall be:

If to the Company:

authID Inc.

1580 N. Logan St., Suite 660, Unit 51767

Denver, Colorado 80203

Attention: General Counsel

Email: legal@authid.ai

with a copy to (which shall not constitute notice):

Fleming PLLC

30 Wall, 8th Floor

New York, New York 10005

Attn: Stephen Fleming, Esq.

Email: smf@flemingpllc.com

If to the Holder:

«Registration_Name»

«Address_1»

«Address_2», «State_Code» «ZIP_or_Postal_Code»

E-mail: «Email_Address»

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(6) Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to (which shall not be unreasonably withheld, conditioned or delayed), without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder (it being agreed that a reverse stock split of the Common Stock, and any amendment to the Company’s certificate of incorporation effecting the same, undertaken to maintain the listing of the Common Stock on a Primary Market shall not be deemed to adversely affect the rights of the Holder, and the Holder hereby consents thereto); (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities; or (iii) enter into any agreement with respect to any of the foregoing.

(7) This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

(8) No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise, and this Debenture ranks pari passu in seniority and right of repayment with the April 2026 Debentures and October 2026 Debentures. Without the Holder’s consent, the Company will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to, , the obligations of the Company under this Debenture other than Permitted Liens (as such terms is defined in the Security Agreement).

(9) This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York, in any action or proceeding arising out of or relating to this Debenture and agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue in any such court and any defense of inconvenient forum to the maintenance of such action or proceeding in any such court.

(10) If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(11) Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(12) If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(13) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(14) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(15) AMENDMENT. In the event of a proposed amendment of this Debenture, such amendment shall be effective only with respect to each individual Holder that has provided its prior written consent to such amendment, and no Holder shall be bound by or subject to any such amendment unless such Holder has separately and expressly consented to it in writing; provided, however, that no such amendment shall require or result in the mandatory conversion or extension of any individual Holder’s Debenture without the prior written consent of such Holder, and each Holder shall retain the sole and independent right to determine whether or not to convert or to extend its own Debenture.

(16) CERTAIN DEFINITIONS For purposes of this Debenture, the following terms shall have the following meanings:

(a) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(b) “Change of Control Transaction” means the occurrence of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (ii) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity. No transfer to a wholly-owned subsidiary shall be deemed a Change of Control Transaction under this provision.

(c) “Commission” means the Securities and Exchange Commission.

(d) “Common Stock” means the common stock, par value $0.0001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Other Debentures” means any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(g) “Original Issue Date” means the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

(h) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(i) “Primary Market” means any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market, or the OTCQB, and any successor to any of the foregoing markets or exchanges.

(j) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(k) “Security Agreement” means that certain Security Agreement, by and among the Company, any Subsidiary of the Company now joined or joined in the future, and the Holder, dated as of the date hereof.

(l) “Trading Day” means a day on which the shares of Common Stock are quoted or traded on a Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

(m) “Transaction Document(s)” shall mean this Debenture, along with the Securities Purchase Agreement and Security Agreement, and any other documents or agreements entered into in connection with the foregoing.

[Signature Page Follows]

SIGNATURE PAGE DEBENTURE

IN WITNESS WHEREOF, the Company has caused this Senior Secured Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

AUTHID INC.

By:	/s/ Thomas R. Szoke
Name:	Thomas R. Szoke
Title:	Chief Executive Officer